April 1, 1997




Mr. Gary Rubin
Vice President Finance
Cramer, Inc.
625 Adams Street
Kansas City, Kansas 66105

Dear Mr. Rubin:

This is to confirm that the client-auditor relationship between Cramer, Inc. (Commission File Number 2-69336) and Ernst & Young LLP has ceased.


                              Very truly yours,


                              /a/ Ernst & Young LLP

                              Ernst & Young LLP


cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C. 20549